                                                                     EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated July 10, 1998, relating to the financial statements and financial highlights of Van Kampen Global Government Securities Fund, a series of Van Kampen World Portfolio Series Trust, (formely known as Van Kampen American Capital Global Government Securities Fund, a series of Van Kampen American Capital World Portofolio Series Trust), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.





/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
September 23, 1998